Exhibit 10.1

AMENDMENT TO REVOLVING PROMISSORY NOTE

This Amendment to the Revolving Promissory Note (the “Amendment”) issued by GROWLIFE, INC., a Delaware corporation (the “Company”), to W-NET FUND I, L.P., a Delaware limited partnership (the “Holder”), on June 7, 2013 (the “Note”) hereby increases the maximum amount that the Company can borrow, or have outstanding with, the Holder at any given time under the Note from the original agreed to amount of $550,000 to the new and revised agreed to amount of $750,000. Any additional requests for additional draws by the Company under the Note shall be at the sole discretion of the Holder of the Note.

This Amendment does not change any of the other terms and conditions agreed to in the Note, and both the Company and the Holder hereby acknowledge, and agree, that this Amendment only authorizes an increase in the maximum borrowing amount under the Note while maintaining, and adhering to, all of the other terms and conditions of the Note.

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IN WITNESS WHEREOF, the Company has caused this Amendment to the Revolving Promissory Note to be duly executed and delivered by its authorized officer as of August 6, 2013.

GROWLIFE, INC.

By:	/s/ Sterling C. Scott
Sterling C. Scott, CEO

ACKNOWLEDGED:

W-NET FUND I, L.P.

By: W-Net Fund GP I, LLC
Its: General Partner

By:	/s/ David Weiner
David Weiner, Manager